SPECIAL POWER OF ATTORNEY

THE STATE OF TEXAS
COUNTY OF

COLLIN

KNOW ALL MEN BY THESE PRESENTS:

THAT I, Kent H.
Roberts of
Dallas, Texas, do hereby appoint each of Eric Brown and Clarence B. Brown
III, or either of them acting individually, my true and lawful attorney-in-fact to act in my name, place and stead and on my behalf to do all or any of the following acts, deeds and things, to-wit:


	To
prepare, sign and file Forms 3, 4 and 5 relating to McAfee, Inc. with the
Securities and Exchange Commission.

This
instrument is to be
construed and interpreted as a special power of attorney, whose scope is limited to that referenced immediately above.


IN WITNESS WHEREOF, I
hereunto set my hand this 12th day of
October, 2005.

/s/ Kent H.
Roberts